UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2022 (March 8, 2022)

XERIS BIOPHARMA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40880	87-1082097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

180 N. LaSalle Street, Suite 1600
Chicago, Illinois 60601
(Address of principal executive offices, including zip code)

(844) 445-5704
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐		Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐		Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐		Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐		Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	XERS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.
On March 8, 2022, Xeris Biopharma Holdings, Inc. (the “Company”), Xeris Pharmaceuticals, Inc. (“Xeris Pharma”) and certain subsidiaries of the Company parties thereto entered into a Credit Agreement and Guaranty (the "Credit Agreement") with the lenders from time to time parties thereto (the “Lenders”) and Hayfin Services LLP, as administrative agent for the Lenders, pursuant to which the Company and its subsidiaries parties thereto granted a first priority security interest in substantially all of their assets, including intellectual property, subject to certain exceptions. The Credit Agreement provides for the Lenders to extend $100.0 million in term loans (the “Initial Loan”) to the Company initially and up to an additional $50.0 million in delayed draw term loans during the one year period immediately following the closing date (the “Delayed Draw Term Loans” and, together with the Initial Loan, the “Loans”) in no more than three drawings of no less than $10.0 million per drawing subject to the Company being in pro forma compliance with the financial covenants and other conditions set forth therein. In conjunction with the execution of the Credit Agreement, the Amended and Restated Loan and Security Agreement by and among the Company, Xeris Pharma, certain subsidiaries of the Company, Silicon Valley Bank and Oxford Finance LLC (as amended, the “A&R LSA”), was repaid in full and the final payment of $45.8 million was paid. In addition to utilizing the proceeds to repay the obligations under the A&R LSA in full, the proceeds will otherwise be used for general corporate purposes. After repayment, the Loans may not be re-borrowed.
The Lenders also received warrants to purchase 1,315,789 shares of common stock of the Company at a price of $2.28 per share (the “Warrants”). The Warrants are (i) exercisable until the seventh (7th) anniversary of the closing date; (ii) freely transferable and detachable from the Loans; and (iii) subject to customary warrant holder rights and protections, including structural-based anti-dilution protection and adjustments for stock dividends, splits, combinations, reclassifications and the like.
All of the Loans incur interest at a floating per annum rate in an amount equal to the sum of (i) 9.0% (or 8.0% per annum if the replacement rate in effect is the Wall Street Journal Prime Rate) plus (ii) the greater of (x) (1) CME Group Benchmark Administration Limited (CBA) Term SOFR (or the replacement rate, if applicable) if CBA Term SOFR is greater than 1.00% plus 0.26161% or (2) 1.00% if CME Term SOFR is less than 1.00% and (y) one percent (1.00%) per annum (or 2.0% per annum if the replacement rate in effect is the Wall Street Journal Prime Rate).
The Credit Agreement allows the Company to voluntarily prepay the outstanding amounts thereunder. The Company is subject to an early prepayment fee equal to (i) for any prepayment that occurs prior to the second anniversary of the closing date, the applicable make-whole amount, (ii) for any prepayment that occurs after the second anniversary of the closing date but on or prior to the fourth anniversary of the closing date: (x) the amount of any principal so prepaid, multiplied by (y) for any prepayment that occurs (A) after the second anniversary of the closing date and on or prior to the third anniversary of the closing date, five percent (5.0%), and (B) after the third anniversary of the closing date and on or prior to the fourth anniversary of the closing date, three percent (3.0%), and (iii) after the fourth anniversary of the closing date, zero percent (0.0%).
The Credit Agreement contains customary representations and warranties, events of default (including an event of default upon a material adverse change of the Company) and affirmative and negative covenants, including, among others, covenants that limit or restrict the Company’s ability to incur additional indebtedness, grant liens, merge or consolidate, make acquisitions, pay dividends or other distributions or repurchase equity, make investments, dispose of assets and enter into certain transactions with affiliates, in each case subject to certain exceptions.
The foregoing descriptions of the Credit Agreement and Form of Warrant are qualified in their entirety by reference to the complete text of the Credit Agreement and Form of Warrant, which the Company intends to file with the Securities and Exchange Commission (“SEC”) as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022.
Item 2.02. Results of Operations and Financial Condition.
On March 10, 2022, the Company issued a press release containing information about the Company’s results of operations and business highlights for the three and twelve months ended December 31, 2021. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information in this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 above is incorporated herein by reference.
Item 8.01    Other Events.
On March 10, 2022, the Company issued a press release announcing the signing of the Credit Agreement. A copy of such press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press release issued by Xeris Biopharma Holdings, Inc. announcing fourth quarter and full year 2021 results, dated March 10, 2022
99.2	Press release issued by Xeris Biopharma Holdings, Inc. announcing execution of the Credit Agreement with Hayfin Services LLP, dated March 10, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2022	Xeris Biopharma Holdings, Inc.

	By:	/s/ Steven M. Pieper
Name: Steven M. Pieper
Title: Chief Financial Officer